Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Energy Recovery, Inc.
San Leandro, CA
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-152142) of Energy Recovery, Inc. of our reports dated March 15, 2010, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Energy Recovery, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO Seidman, LLP
San Jose, California
March 15, 2010